                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Check the appropriate box:

         / /      Preliminary Information Statement

         / / Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

         /X/      Definitive Information Statement

                       New Directions Manufacturing, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

         / /      No fee required

         /X/ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                           Common Stock, par value $.001 per share
 ................................................................................

                  (2) Aggregate number of securities to which transaction applies:

                           5,052,270
 ................................................................................

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                           $0.21 per share*
 ................................................................................

                  (4)      Proposed maximum aggregate value of transaction:

                           $1,060,977
 ................................................................................

                  (5)      Total fee paid:

                           $5,305
 ................................................................................

       * For purposes of calculating the fee only. This amount assumes the exchange of all shares of common stock, par value $.001 per share (collectively, the "Shares") of New Directions Manufacturing, Inc. from all stockholders at the trading price of $0.21. The amount of the filing fee, calculated in accordance with Section 14(g)(3) and Rule 0-11(d) under the Securities Exchange Act of 1934, as amended, equals 1/50th of one percent of the aggregate transaction value.

/X/      Fee paid previously with preliminary materials:

                           $5,305

 ................................................................................

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount previously paid:
 ................................................................................

                  (2)      Form, Schedule or Registration Statement No.:
 ................................................................................

                  (3)      Filing party:
 ................................................................................

                  (4)      Date filed:
 ................................................................................

                  copies to:        Lynne Bolduc, Esq.
                                    Horwitz & Beam
                                    Two Venture Plaza, Suite 350
                                    Irvine, CA 92618
                                    Telephone: (949) 453-0300
                                    Facsimile:  (949) 453-9416

                       NEW DIRECTIONS MANUFACTURING, INC.
                                2940 W. WILLETTA
                                PHOENIX, AZ 85009

         On October 8, 1999, your Board of Directors approved an agreement for an acquisition by and stock exchange of New Directions Manufacturing, Inc. ("New Directions"). In the acquisition, New Directions will acquire all of the outstanding shares of American Soil Technologies, Inc. ("ASTI"), spin off its operating subsidiary, New Directions Manufacturing, Inc., an Arizona corporation ("New Directions-Arizona"), and change its name to American Soil Technologies, Inc. After a 15 for 1 reverse stock split, New Directions shareholders may exchange their New Directions stock for ASTI stock. This entire transaction will be called the "Exchange."

         Seven shareholders own a majority of New Directions' voting stock, and on October 8, 1999, they executed a written consent as majority stockholders approving the Exchange. This written consent assures that the Exchange will occur without your vote. Therefore, your vote is not required to complete the Exchange.

         Please note that this is not a request for your vote or a proxy statement, but rather an information statement designed to inform you of the Exchange that will occur if the Exchange is completed and to provide you with information about the Exchange and the background of these transactions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Please note that this is not an offer to purchase your shares.

         The date of this information statement is December 13, 1999. We mailed this information statement to you on or about December 13, 1999.

                                         Sincerely,

                                         /s/ Sean Lee
                                         ----------------------------------
                                         Sean Lee, President

                              TABLE OF CONTENTS TO

                                  SCHEDULE 14C
                              INFORMATION STATEMENT

                                                                                                           Page
                                                                                                           ----
INTRODUCTION..................................................................................................1

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE......................................................................3

SPECIAL FACTORS...............................................................................................4
         Background of the Exchange...........................................................................4
         Purposes of the Exchange.............................................................................5
         Certain Effects of the Exchange......................................................................5
         Interests of Certain Persons.........................................................................5
         Conduct of New Directions' Business After the Exchange...............................................6
         Description of Ownership of New Directions Before and After the Exchange.............................6

THE EXCHANGE..................................................................................................7
         The Stock Exchange Agreement.........................................................................7
         Stockholder Consent to the Exchange..................................................................7

THE COMPANY...................................................................................................7
         Description of the Company...........................................................................7
         Directors and Executive Officers of the Company......................................................8
         Principal Shareholders and Security Ownership of Management..........................................9
         Market for the Company's Stock and Related Stockholder Matters......................................10

ANNEX A       Stock Exchange Agreement dated as of November 24, 1999........................................A-1

ANNEX B       Written Consent of the Holders of a Majority of the Common Stock
              of New Directions Manufacturing, Inc., dated as of October 8, 1999............................B-1

                                  INTRODUCTION

         On October 8, 1999, your Board of Directors approved an agreement for an acquisition by and stock exchange of New Directions Manufacturing, Inc. ("New Directions"). This entire transaction will be called the "Exchange."

         The Exchange will occur in accordance with a Stock Exchange Agreement (the "Agreement"), dated as of November 24, 1999, between New Directions and American Soil Technologies, Inc. ("ASTI").

         In the Exchange, New Directions will sell its operating subsidiary, New Directions Manufacturing, Inc., an Arizona corporation ("New Directions - Arizona") to current management of New Directions. This will essentially take the operations of New Directions "private." The public shell will then conduct a 15 for 1 reverse stock split in order to reduce the total number of shares outstanding. The public shell which remains after the sale of the operating subsidiary will acquire all of the outstanding shares of ASTI and change its name to "American Soil Technologies, Inc." New Directions - Arizona will continue the operations of furniture manufacturing and New Directions under its new name of American Soil Technologies, Inc. will conduct the business of ASTI which is development and sale of commercial soils. (See "Conduct of New Directions' Business After the Exchange.") Current shareholders of New Directions will automatically own shares of ASTI, after the reverse stock split. For example, if a shareholder currently owns 15,000 shares of New Directions, after the Exchange and reverse stock split, the shareholder will own 1,000 shares of ASTI.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Seven Shareholders of New Directions (the "Majority Shareholder") currently own 3,180,444 shares of common stock of New Directions, representing 64% of the outstanding voting stock of New Directions. On October 8, 1999, the Majority Shareholders acted by written consent (the "Stockholder Consent") to approve and adopt the Agreement and the Exchange. If the Exchange is completed, the Stockholder Consent assures that the Exchange will occur without your vote and without a meeting. Therefore, your vote is not required to complete the Exchange.

         THE EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE EXCHANGE NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT (THE "INFORMATION STATEMENT") DESIGNED TO INFORM YOU OF THE EXCHANGE THAT WILL OCCUR IF THE EXCHANGE IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE EXCHANGE AND THE BACKGROUND OF THESE TRANSACTIONS.

         Please note also that this is not an offer to purchase your Shares. Upon consummation of the Exchange, the Public Stockholders will receive instructions on where and how to exchange their New Directions Shares for ASTI Shares.

         The purpose of the Exchange is to take the current operations of New Directions "private." New Directions' management and Board of Directors have determined that the "public" status of New Directions is detrimental to the Company's operations due to the time and expense burdens, as well as the fact that New Directions requires an infusion of cash to survive and is not able to raise capital as a public company due to its low stock price. New Directions believes that the terms of the Exchange are fair to and in the best interests of the Public Stockholders.

         This Information Statement is first being mailed to stockholders on or about December 13, 1999. As of the date of this Information Statement, there were 5,052,270 Shares outstanding.

              THIS INFORMATION STATEMENT IS DATED DECEMBER 13, 1999

                    QUESTIONS AND ANSWERS ABOUT THE EXCHANGE

Q.       Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Exchange even though your vote is neither required nor requested to complete the Exchange.

Q.       What will I receive if the Exchange is completed?

A. You will be entitled to receive shares in ASTI after the reverse stock split.

Q.       When do you expect the Exchange to be completed?

A. We are working to complete the Exchange by January 3, 2000. However, we may extend the completion date for the Exchange.

Q.       Why am I not being asked to vote?

A. The Majority Stockholders own Shares to approve the Exchange without your vote, and have already given their approval of the Exchange.

Q.       What do I need to do now?

A. Nothing. This Information Statement is purely for your information, and does not require or request you to do anything. If you need information about the Exchange, please contact the Information Agent.

Q.       Should I send in my stock certificates now?

A. No. After the Exchange is completed we will send you written instructions for exchanging your certificates representing your Shares of New Directions for Shares of ASTI.

Q.       Whom can I call with questions?

A.       If you have any questions about the Exchange, please contact Ken Lew at
         (480) 421-2882 (the "Information Agent").

         For more detailed information on the Company, including financial statements, you may refer to the Company's Form 10-KSB and Schedule 14A, filed with the SEC on September 27, 1999. Copies of these documents were mailed to all shareholders of the Company. Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling the Information Agent.

                                 SPECIAL FACTORS

BACKGROUND OF THE EXCHANGE

         During the last year, New Directions experienced a significant deterioration in its stock market valuation. This began in the fourth quarter of 1998 and continues to the present. New Directions' Shares, which ranged from $4 to $5 during the second half of 1997 and the first half of 1998, began a downward trend during the third quarter of 1998 when they were trading between $0.43 and $2.125. However, the downward spiral continued and became long-term as New Directions' Shares have traded at only between $0.15 and $0.66 over the last 52 weeks and between $0.20 and $0.16 during the third quarter ended September 30, 1999. The closing bid price of the Company's stock was $0.21 on November 24, 1999.

         Also, during fiscal 1999, New Directions lost two customers which represented over 20% of sales. While new customers and the introduction and placement of new products offset this loss by the fiscal year end, this loss resulted in a disruption of momentum and created a drag on sales for the last year.

         Following these events, the officers and directors ("Management") of New Directions began to consider preliminarily strategic alternatives for New Directions in light of New Directions' unsatisfactory stock market performance. Management considered that New Directions would have greater flexibility as a private company. Further, Management calculated that it costs New Directions approximately $120,000 per year to file the required reports and financial statements required of a public company. The time spent in preparing and revising these documents is also a distraction to Management, taking time away from creating additional products and generating sales for the Company. While New Directions has 85 employees, it has only two officers, one accountant, and one secretarial staff. The other 81 employees are floor supervisors and laborers. Therefore, there can be no delegation of any portion of these duties away from Management and critical office personnel. In addition, New Directions requires an infusion of cash which cannot be raised as a public company due to the depressed price of its stock.

         Beginning in July 1999, Management began to have preliminary communications with several investment banking firms concerning possible alternatives to increase shareholder value. Certain of these firms addressed the advantages and disadvantages of various capital-markets transactions, including a going private transaction. Based on the discussions with these investment banks and the factors discussed above, Management determined that a going private transaction was superior to the other alternatives in terms of enhancing shareholder value. Management interviewed several investment banking firms to obtain their views concerning the advisability of, and their qualifications to advise on the structuring and financing of, such a transaction. Representatives of Corporate Architects, Inc. ("Corporate Architects") were first interviewed on August 15, 1999. At that time and in subsequent meetings and conversations, representatives of Corporate Architects provided preliminary views concerning the feasibility and financing of a going private transaction, as well as other possible transaction structures. On September 1, 1999, Management formally engaged Corporate Architects to advise Management and to arrange for the financing for a possible transaction. Such engagement did not include a request to render, and Corporate Architects has not at any time rendered, an opinion with respect to the fairness of any price proposed in connection with the going private transaction.

         On September 1, 1999, Corporate Architects provided New Directions with a copy of ASTI's business plan and references on Corporate Architects. Mr. Lee called all references and made other inquiries that were very favorable. On September 29, 1999, Mr. Lee and Mr. Horner met with Ron Felestrom and Neil Kitchen of ASTI where the product was demonstrated to their satisfaction. On October 17 and October 18, 1999, Mr. Lee visited the Soil Wash operation in San Diego and toured the process and on October 22, 1999 the Wilcox Polymer activity.

         On October 8, 1999, after discussion and review of due diligence documents, the Board of Directors held a special meeting wherein the Directors unanimously approved New Directions to move forward with the Exchange. Also on October 8, 1999, the Majority Shareholders executed the Majority Written Consent authorizing New Directions to move forward with the Exchange.

PURPOSES OF THE EXCHANGE

         The purpose of engaging in the transactions contemplated by the Exchange is to provide the Public Stockholders a better opportunity to receive a fair price for their Shares, acquire 100% ownership of ASTI, and to terminate the status of New Directions as a company with publicly traded equity. Management believes that the Company has not been rewarded by the public equity markets in recent periods, and that the conditions that may have contributed to that situation are not likely to change in the near future. If the Exchange is completed, New Directions-Arizona will become wholly owned by Jack Horner, Jr., current Vice President, Secretary, and Director of New Directions. See "Interests of Certain Persons."

CERTAIN EFFECTS OF THE EXCHANGE

         Upon consummation of the Exchange, New Directions-Arizona will become a privately held corporation. Accordingly, the Public Stockholders will not have the opportunity to participate in the earnings and growth of New Directions-Arizona after the Exchange and will not have the right to vote on corporate matters. Instead, the Public Stockholders of New Directions will have the opportunity to participate in the earnings and growth of ASTI and will have the right to vote on corporate matters of ASTI.

         It is expected that if the Exchange is not consummated, Management of New Directions, under the general direction of the Board of Directors, will continue to manage New Directions as currently constituted.

INTERESTS OF CERTAIN PERSONS

         Sean F. Lee is the current President, Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer and a Director of New Directions. Mr. Lee owns 1,410,000 Shares of New Directions. If the Exchange is consummated, Mr. Lee will agree to terminate his current employment agreement with New Directions and resign as an officer and director of New Directions. After the reverse stock split, Mr. Lee will own 94,000 shares of ASTI. Mr. Lee agrees that he will sell no more than a maximum of 5,000 of his shares each month on a noncumulative basis.

         Jack Horner, Jr. is the current Vice President and Secretary and a Director of New Directions. Mr. Horner owns 510,000 Shares and 900,000 options to purchase Shares of New Directions ("Options"). If the Exchange is consummated, Mr. Horner will agree to terminate his current employment agreement with New Directions and resign as an officer and director of New Directions. Mr. Horner will also agree to the cancellation of all of his Options. Mr. Horner will be the sole shareholder officer, and director of New Directions - Arizona. After the Exchange and reverse stock split, Mr. Horner will own 34,000 shares of ASTI. Mr. Horner agrees that he will sell no more than a maximum of 5,000 of his shares each month on a noncumulative basis.

         Donald A. Metke is currently a Director of New Directions. If the Exchange is consummated, Mr. Metke will resign from the Board of Directors of New Directions. New Directions is currently indebted to Mr. Metke under a Separation Agreement, Short Term Consulting Agreement, and Long Term Consulting Agreement (collectively, the "Separation Agreements"). Mr. Metke and New Directions will agree to terminate the Separation Agreements and return Mr. Metke's 461,000 Shares to him. After the Exchange and reverse stock split, Mr. Metke will own 30,733 shares of ASTI. Mr. Metke agrees that he will sell no more than a maximum of 5,000 of his shares each month on a noncumulative basis.

         Michael Dunn is currently a Director of New Directions. Mr. Dunn owns 50,000 Shares of New Directions. If the Exchange is consummated, Mr. Dunn will resign from the Board of Directors of New Directions. After the reverse stock split and share exchange, Mr. Dunn will own 3,333 Shares of ASTI.

CONDUCT OF NEW DIRECTIONS' BUSINESS AFTER THE EXCHANGE

         If the Exchange is consummated, New Directions - Arizona (the private company) will continue the operations of furniture manufacturing. Jack Horner, Jr. will be the sole shareholder, officer, and director of New Directions - Arizona. (See "The Company -Description of the Company" for a discussion of the business of New Directions - Arizona.)

         If the Exchange is consummated, New Directions (the public company) will acquire all of the outstanding shares of ASTI and change its name to "American Soil Technologies, Inc." New Directions under its new name of American Soil Technologies, Inc. will conduct the business of ASTI which is development and sale of commercial soils. Current management and directors of ASTI will assume those roles in New Directions under its new name of ASTI.

         American Soil Technologies, Inc. is a Nevada corporation which was formed by merging the respective assets and liabilities of Soil Wash Technologies, Inc. ("Soil Wash Technologies") and Polymers Plus, LLC ("Polymers Plus"). Soil Wash Technologies owns and operates a commercial non-hazardous soil and water remediation facility which is located in San Diego, California and Polymers Plus has developed, patented and trademarked product lines that can be used in agriculture, turf, garden and landscaping. When tilled into the soil, AGRIBLEND PLUS-Registered Trademark- creates Semi-Permeable Barrier beneath the soil surface that cost effectively retains moisture, nutrients, and herbicides in the germination and root zone. AGRIBLEND PLUS-Registered Trademark- dramatically increases germination, sprout emergence, and yield while at the same time functions to decrease water, fertilizer, and chemical use. A single application of AGRIBLEND PLUS-Registered Trademark- will provide optimum benefits for three to five years. The technological link between the merger of Soil Wash Technologies and Polymers Plus is the expert knowledge each company has with respect to polymers and soil and the Company believes that this combined knowledge could make it a leader in the science of agronomy.

DESCRIPTION OF OWNERSHIP OF NEW DIRECTIONS BEFORE AND AFTER THE EXCHANGE

         The following tables illustrate the current ownership of new Directions and the contemplated ownership of ASTI upon completion of the Exchange.


                  CURRENT STATUS:

                      --------------------------------------------------- ----------------
                      Shares Authorized (par value $0.001)                     25,000,000
                      --------------------------------------------------- ----------------
                      Shares Issued (fully diluted)                             5,952,270
                      --------------------------------------------------- ----------------
                      Sean Lee Shares Owned                                     1,410,000
                      --------------------------------------------------- ----------------
                      Jack Horner Shares and Options Owned                      1,410,000
                      --------------------------------------------------- ----------------
                      Donald Metke Shares Owned                                   461,000
                      --------------------------------------------------- ----------------
                      Current Share Value ($/share) (approximately)                 $0.14
                      --------------------------------------------------- ----------------
                      State of Incorporation                                       Nevada
                      --------------------------------------------------- ----------------
                      OTC BB Status                                       Fully reporting
                      --------------------------------------------------- ----------------
                      No. of Shareholders                                             601
                      --------------------------------------------------- ----------------

                  OWNERSHIP AFTER COMPLETION OF THE EXCHANGE:

         ------------------------------------------------------------------------------- ----------------
                                          DESCRIPTION                                        SHARES
         ------------------------------------------------------------------------------- ----------------
         Total shares authorized                                                              25,000,000
         ------------------------------------------------------------------------------- ----------------
         Total shares outstanding (fully diluted)                                              5,952,000
         ------------------------------------------------------------------------------- ----------------
         Jack Horner Options are cancelled                                                       900,000
         ------------------------------------------------------------------------------- ----------------
                           Subtotal                                                            5,052,270
         ------------------------------------------------------------------------------- ----------------
         After the reverse split of 15 old for 1 new                                             336,818
         ------------------------------------------------------------------------------- ----------------

                                       10


         ------------------------------------------------------------------------------- ----------------
         Current Management (Sean Lee, Jack Horner, and Donald Metke) will own
         2,381,000/15 = 158,733 shares after reverse stock split (monthly leak out
         provision of not more than 5,000 shares each, noncumulative)                            158,733
         ------------------------------------------------------------------------------- ----------------
         Public Float (exclusive of Management)                                                  178,085
         ------------------------------------------------------------------------------- ----------------
         Public Float (free trading)                                                             336,818
         ------------------------------------------------------------------------------- ----------------
         Issued to ASTI for all of their issued and outstanding shares (Restricted
         under Rule 144 + one voluntary year)                                                  7,867,741
         ------------------------------------------------------------------------------- ----------------
         Issued to Consultants, etc. (Restricted under Rule 144 + one voluntary year)            400,000
         ------------------------------------------------------------------------------- ----------------
         Issued to other professionals (legal, accounting, etc.) free trading 90 days
         from closing (S-8 filing)                                                               100,000
         ------------------------------------------------------------------------------- ----------------
                                             TOTAL SHARES ISSUED AND OUTSTANDING               8,704,559
         ------------------------------------------------------------------------------- ----------------

                                  THE EXCHANGE

THE STOCK EXCHANGE AGREEMENT

         The Exchange will occur in accordance with a Stock Exchange Agreement (the "Agreement"), dated as of November 24, 1999, between New Directions and American Soil Technologies, Inc. ("ASTI").

         The Stock Exchange Agreement provides for New Directions to: (a) change its name to ASTI; (b) approve and elect a board of directors as selected by ASTI; (c) acquire all of the issued and outstanding stock of ASTI in exchange for the same number of shares of newly issued and restricted common stock; and
(d) obtain and accept the resignation of all existing New Directions officers and directors. This Agreement requires each party to deliver due diligence materials to the other. Customary representations and warranties as to corporate good standing, authorization, and financial and business condition of both parties are also contained in the Agreement. The Parties to the Agreement agree to provide mutual indemnification.

         The Stock Exchange Agreement is attached hereto as Annex A.

STOCKHOLDER CONSENT TO THE EXCHANGE

         The Majority Stockholders, as the holders of 64% of the voting power of the Common Stock, have taken action by written consent to approve the Exchange and the Agreement pursuant to the NRS Sections 78.320 and 92A.120. On October 8, 1999, the Majority Stockholders executed and delivered to the Company the Stockholder Consent adopting the Agreement and authorizing the transactions contemplated thereby. The Stockholder Consent is sufficient under the NRS to adopt the Exchange without the concurrence of any other stockholders. Therefore, no further action of the Public Stockholders is necessary. The Stockholder Consent is attached as Annex B to this Information Statement. NRS Section 78.320(2) provides that, unless the articles of incorporation or bylaws of the corporation provide otherwise, action by the stockholders may be taken without a meeting if a written consent to that action is signed by the stockholders holding at least a majority of the voting power (unless a different proportion of the voting power is required for such an action at a meeting and then that proportion is required to sign the written consent). NRS Section 92A.120(7) correspondingly provides that, unless otherwise provided in the articles of incorporation or the bylaws, a plan of merger (such as the Agreement) may be approved by written consent as provided in NRS Section 78.320. NRS Section 78.320(3) further provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

                                   THE COMPANY

DESCRIPTION OF THE COMPANY

         New Directions Manufacturing, Inc. ("the Company") was incorporated under the laws of Nevada on January 9, 1997. The wholly owned operating subsidiary of the Company, New Directions-Manufacturers of

Contemporary Furniture, Inc., an Arizona corporation ("New
Directions-Arizona") was established in 1989 by the Horner family. The Company purchased New Directions - Arizona from the Horner family in January 1997.

         The Company manufactures quality oak furniture using no particleboard. Its product line consists mainly of entertainment centers, wall units, and home office products; however, it also offers bookshelves, bedroom suites, and other oak furniture units. The Company's customers are located throughout the United States, as well as Canada, Puerto Rico, and Bermuda.

         On January 15, 1997, the Company exercised the Option to purchase New Directions-Arizona with a cash payment of $1,280,000. The Company paid the cash payment of $1,280,000 with funds raised in its private offering commenced on January 9, 1997 as well as a short-term loan from a private individual in the amount of $500,000. The loan was completely paid off, including principal and interest, upon the completion of the private offering on May 14, 1997. The remaining balance of the purchase price of $800,000 was financed by the sellers according to a promissory note. There remains due and owing $329,936 under the note as of June 30, 1999.

         The address of the Company's principal executive offices is 2940 West Willetta Street, Phoenix, AZ 85009. The Company's telephone number is (602) 352-1165.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

--------------------------------------- ------------------------------------- -------------------------------------

NAME AND AGE                                       DIRECTOR SINCE             POSITION WITH THE COMPANY
--------------------------------------- ------------------------------------- -------------------------------------
Sean F. Lee (59)                                        1997                  President,  Chief Executive Officer,
                                                                              Chief   Operating   Officer,   Chief
                                                                              Financial Officer, Chairman
--------------------------------------- ------------------------------------- -------------------------------------

Jack Horner, Jr. (45)                                   1997                  Executive Vice President,
                                                                              Secretary, Director
--------------------------------------- ------------------------------------- -------------------------------------

Donald A. Metke (64)                                    1997                  Director
--------------------------------------- ------------------------------------- -------------------------------------

Michael D. Dunn (54)                                    1998                  Director
--------------------------------------- ------------------------------------- -------------------------------------

         Mr. Sean F. Lee has served as a Director of the Company since 1997. Mr. Lee has served in management positions in the retail industry since 1963. Recently Mr. Lee was co-founder and chairman of INFOPAK, a company that manufactured a hand held computer and created custom software for the real estate industry. He held the position of Chairman from inception in January 1991 until its sale in October 1996. In October 1996, Mr. Lee accepted the position of co-founder Chairman of Soy Environmental Products, Inc., Overland, Kansas, a manufacturer of cleaners and solvents for the retail market. He resigned from Soy Environmental effective September 1998. Mr. Lee's retail experience includes 18 years with Montgomery Ward, starting as a trainee and ending in 1981 as merchandise manager for the Western region. In 1982, he joined W.R. Grace as a divisional Vice President ending in 1986 as C.E.O. of Grace Homecenters West. Mr. Lee was C.E.O. of YellowFront Stores, Inc. from 1986 through 1988. Mr. Lee was C.E.O. of Homebase, a $1.7 billion home improvement chain, in 1988 and 1989. He holds a B.S. in economics from Hood College, Frederick, Maryland.

         Mr. Jack Horner, Jr. has served as a Director of the Company since 1997. Mr. Horner was a co-founder of New Directions and was instrumental in its development from inception to over $5 million in sales annually. From 1987 to 1990, he was a manufacturer's representative covering the Southwestern United States for three separate furniture companies. From 1985 to 1987, he owned and operated retail furniture stores in Phoenix, Arizona and has been a central figure in the management of New Directions since its establishment in 1989.

         Mr. Donald A. Metke has served as a Director of the Company since 1997. Mr. Metke's business background includes extensive consulting for Yucaipa Companies of Los Angeles, California, and Smitty's Supermarkets, Phoenix, Arizona. Mr. Metke was President of the Company from January 1997 through August 1999, when he semi-retired. From 1990 to 1993, Mr. Metke served as Executive Vice President for Almac's Supermarkets, Providence, Rhode Island, and from 1988 to 1990 he served as Executive Vice President of Marketing for Chas. P. Young, the leader in the financial and securities printing fields. Mr. Metke was a partner with MultiServices of Orlando, Florida from 1983 to 1988 with involvement in sales, and mergers and acquisitions of small and medium sized companies. He was President of the Consumer Products Division of Petrolane from 1977 to 1983 with responsibility for Supermarkets (Stater Brothers, 92 stores in California), Health Services (44 hospitals in the West and Midwest), and 92 automotive stores.

         Mr. Michael D. Dunn has served as a Director of the Company since May 1998. Mr. Dunn is currently and has been President of Wadco Services Inns, Inc. since he founded it in February 1987. Previously, he was Founder, Chairman, and C.E.O. of Westworld Community Healthcare, Inc. (WCHI-NASD) from 1982-1986. From 1968 to 1982, he served as Co-Founder and President of Advanced Health Systems, Inc. which became a subsidiary of Petrolane, Inc. (PTO-NYSE). Mr. Dunn served as a Director of ICH Corporation (IH-ASE) from 1996-1998; a Director of TriCare, Inc. (TRCR-NASD) from 1985-1993 and PharmaKinetics Laboratories, Inc. (PKLB-NASD) from 1985-1996. Mr. Dunn currently serves as a Director of Horizon Medical, Inc. of Santa Ana, CA; LifePort, Inc. of Vancouver, WA; and is Chairman of the Board of ARS Enterprises, Inc. of Santa Fe Springs, CA. Mr. Dunn has also served as Director and/or consultant to a variety of other enterprises since 1968.

         There is no family relationship between any of the directors or officers of the Company.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the amount of shares of Common Stock owned as of December 1, 1999 by each Director of the Company, by those persons known to the Company to own Beneficially 5% or more of the outstanding shares of Common Stock of the Company, and by all Directors and Officers of the Company as a group. With respect to any person who beneficially owns 5% or more of the outstanding shares of Common Stock, the address of such person is also set forth.

------------------------------------------------ ------------------------------------ ---------------------------
                                                          NUMBER OF SHARES
NAME OF BENEFICIAL OWNER                             OF COMMON STOCK OWNED(1)                PERCENT OF CLASS
------------------------------------------------ ------------------------------------ ---------------------------
Sean F. Lee                                                   1,410,000                                    27.9%
------------------------------------------------ ------------------------------------ ---------------------------
Donald A. Metke(2)                                              461,000                                     9.1%
------------------------------------------------ ------------------------------------ ---------------------------
Jack Horner, Jr.(1)                                           1,410,000(3)                                 23.7%
------------------------------------------------ ------------------------------------ ---------------------------
Michael D. Dunn(1)                                               50,000                                     1.0%
------------------------------------------------ ------------------------------------ ---------------------------
Winthrop Trust, Ronald W. Tupper, TTEE                          459,444                                     9.1%
     P.O. Box 11587
     Bainbridge Island, WA  98110
------------------------------------------------ ------------------------------------ ---------------------------
All Officers and Directors                                    3,331,000                                    56.0%
     as a group (4 persons)
------------------------------------------------ ------------------------------------ ---------------------------

------------------------
(1) Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. All Shares of Common Stock subject to options or warrants are deemed outstanding for purposes of computing the percentage of any other person

(2)  c/o Company's address: 2940 West Willetta Street, Phoenix, AZ 85009-3518

(3) Includes 900,000 options to purchase shares of common stock at $0.10 per share expiring on August 1, 2009

MARKET FOR THE COMPANY'S STOCK AND RELATED STOCKHOLDER MATTERS

         MARKET INFORMATION. The Company's Common Stock is traded on the Over-the-Counter ("OTC") Bulletin Board Quotation System. The following table sets forth the high and low sales prices of the Company's Common Stock, as reported on the OTC Bulletin Board for the periods indicated. The prices presented are bid prices, which represent prices between broker-dealers and don't include retail mark-ups and mark-downs or any commission to the dealer. Therefore, the prices may not reflect actual transactions.

                Quarter Ended                                          High              Low
               ----------------                                        ----              ---
               1997
                  Third                                                $  4.50          $ 1.00
                  Fourth                                               $  5.00          $ 1.13
               1998
                  First                                                $4.38            $  1.00
                  Second                                               $4.06            $  1.75
                  Third                                                $2.13            $  0.44
                  Fourth                                               $0.53            $  0.19
               1999
                  First                                                $0.66            $  0.17
                  Second                                               $0.20            $  0.16
                  Third                                                $0.20            $  0.16

         HOLDERS. As of December 1, 1999, the number of holders of record of the Company's Common Stock was approximately 103. The Company believes that there are approximately an additional 398 holders who own shares of the Company's Common Stock in street name.

         DIVIDENDS.  The Company has paid no cash dividends.

                                     ANNEX A

                            STOCK EXCHANGE AGREEMENT

                          DATED AS OF NOVEMBER 24, 1999

================================================================================






                            STOCK EXCHANGE AGREEMENT

                           entered into by and between

                       NEW DIRECTIONS MANUFACTURING, INC.
                              a Nevada corporation,


                                       and


                        AMERICAN SOIL TECHNOLOGIES, INC.,
                              a Nevada corporation,

================================================================================








                       Effective as of November 24th, 1999
                               Scottsdale, Arizona

                            STOCK EXCHANGE AGREEMENT

     This STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into on the dates set forth below, to be effective as of November 24th, 1999, by and between NEW DIRECTIONS MANUFACTURING, INC., a Nevada corporation ("NDMI") and, AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation ("ASTI").

     The persons listed in the shareholder list provided by ASTI to NDMI (the "ASTI Shareholder List") are all of the shareholders of ASTI. Such persons are referred to herein as the "Acquired Company's Shareholders." ASTI is sometimes referred to herein as the "Acquired Company" because the transactions described below will result in the acquisition of all of the issued and outstanding stock of ASTI by NDMI. NDMI, the Acquired Company and the Acquired Company's Shareholders are referred to collectively herein as the "Parties" and sometimes individually as a "Party."

     The Acquired Company's Shareholders may agree to be bound by the terms of this Agreement that are applicable to them by (i) signing a signature page, or
(ii) signing any other document or agreement that indicates an intention on the part of the signer to be bound by the terms of this Agreement and to approve the transactions provided for in this Agreement. Any Acquired Company's Shareholder may also indicate his, her or its intention to be bound by this Agreement by taking the actions of an Acquired Company's Shareholder as provided for herein, even if the Acquired Company Shareholder does not sign a signature page or undertaking to be bound by this Agreement.

                                    RECITALS

     A. On September 29, 1999, NDMI and ASTI signed a letter of intent (the "Letter of Intent").

     B. The Letter of Intent provides for NDMI (and its shareholders, as required) prior to the Closing (defined below) (a) to change the corporate name of NDMI to AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation, (b) to elect a new board of directors selected by ASTI, (c) to acquire all of the issued and outstanding stock of ASTI in exchange for 8,267,741 shares of newly issued and restricted common stock (the "Acquisition Stock") of NDMI that will be issued to the Acquired Company's Shareholders, (d) to obtain and to accept the resignation of all existing NDMI officers and directors effective as of the Closing Date (defined below) (e) to complete any and all delinquent regulatory filings for NDMI (if any), (f) to provide all requested due diligence materials to ASTI, including a legal opinion stating that there is no outstanding or pending litigation against NDMI, that all regulatory filings have been made as required by applicable law, that NDMI is in good standing in various states and other matters reasonably required by the Acquired Company, (f) to approve and consummate a reverse stock split (15 old for 1 new) of all of the issued and outstanding shares of NDMI, resulting in 336,818 shares constituting the total issued and outstanding shares of NDMI after such stock split, (g) to approve issuance of up to, and to issue up to, at Closing, 100,000 shares of free trading common stock to professionals and other persons through an S-8 Filing and (h) to sell, by resolution of NDMI's board of directors or by a stock purchase agreement signed by NDMI and Jack Horner, all of the issued and outstanding stock of NDMI's sole subsidiary, New Directions Manufacturing, Inc. (Arizona), an Arizona corporation ("NDMI-Arizona") to Jack Horner, currently a member of the board of directors of NDMI, in consideration of his agreement to cancel options to purchase 900,000 shares of NDMI stock. The Acquisition Stock will be issued in exchange for all of the issued and outstanding stock of the Acquired Company (the "Acquired Company's Stock"). After such exchange, the Acquired Company will be a wholly owned subsidiary of NDMI.

     C. The Letter of Intent provides for the Acquired Company's Shareholders to transfer to NDMI, in exchange for the Acquisition Stock, all of the Acquired Company's Stock.

     D. The Parties wish to enter into this Agreement to definitively provide for several of the transactions that are contemplated in the Letter of Intent. When executed and delivered by the Parties as provided below, this Agreement will supersede and replace the Letter of Intent so far as the transactions provided for in this Agreement are concerned. Other provisions of the Letter of Intent, if any, that are not otherwise provided for in this Agreement, will survive execution of this Agreement by the Parties unless superseded by any other agreements of the Parties.

                                    AGREEMENT

     THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

                                     ARTICLE
                                        1
                                 SHARE EXCHANGES

     1.1 STOCK EXCHANGES. NDMI hereby agrees to sell, convey, assign and transfer the Acquisition Stock to the Acquired Company's Shareholders in exchange for their sale, conveyance, assignment and transfer to NDMI of the Acquired Company's Stock. The Acquired Company's Shareholders and the Acquired Company hereby agree, jointly and severally, to sell, convey, assign and transfer, and/or to cause transfer to be made of, the Acquired Company's Stock to NDMI in exchange for sale, conveyance, assignment and transfer to the Acquired Company's Shareholders of the Acquisition Stock. Unless the Acquired Company's Shareholders otherwise direct, the Acquisition Stock will be transferred to them in the same proportions as the Acquired Company's Shareholders currently own the Acquired Company's Stock, as shown in the ASTI Shareholder List. All share transactions involving the Acquired Company's Shareholders are to be made after the reverse stock split described in the Recitals above.

     1.2 CLOSING. Consummation of the transactions described in this Agreement (the "Closing") will occur at 9:00 a.m. on or before January 4, 2000 (the "Closing Date") at the offices of Corporate Architects, Inc. in Scottsdale, Arizona or at such other location as is mutually agreeable to the Parties.

     1.3 RESTRICTIONS ON TRANSFERABILITY OF THE ACQUISITION STOCK. At the Closing, NDMI will convey to the Acquired Company's Shareholders good, valid and marketable title to the Acquisition Stock, free and clear of any and all encumbrances, claims, liens, security interests, pledges or mortgages of any kind. The Acquisition Stock will be newly issued stock. The Parties hereby agree that the Acquisition Stock, once acquired by the Acquired Company's Shareholders, will be subject to the restrictions of SEC Rule 144. Unless and until the Acquisition Stock is registered under the Securities Act of 1933 or the Securities Exchange Act of 1934, or until restrictions under Rule 144 lapse or would have lapsed, if Rule 144 in fact applied to the Acquisition Stock, no Acquired Company's Shareholder will be entitled to transfer all or any share of the Acquisition Stock to any other person or party, unless the Acquired Company's Shareholder first provides NDMI with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. NDMI will be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement.

     1.4 STOCK CONVEYED BY THE ACQUIRED COMPANY'S SHAREHOLDERS. At the Closing the Acquired Company's Shareholders will convey to NDMI good, valid and marketable title to the Acquired Company's Stock, free and clear of any and all encumbrances, claims, liens, security interests, pledges or mortgages of any kind. The Acquired Company's Stock conveyed to NDMI will constitute all of the issued and outstanding stock of the Acquired Company. Following delivery to NDMI of the Acquired Company's Stock, the Acquired

Company will deliver a new stock certificate to NDMI that will replace the Acquired Company's Stock certificate delivered to NDMI as delivered above. The new certificate will be issued in the name of NDMI.

                                     ARTICLE
                                        2
                        DELIVERIES BY NDMI AT THE CLOSING

     2.1 DELIVERIES BY NDMI. In addition to the other items required to be delivered by NDMI at the Closing under this Agreement, NDMI will deliver all of the following items to one or more of the Acquired Company's Shareholders:

          (a) the Acquisition Stock to the Acquired Company's Shareholders, by delivery of certificates evidencing ownership of the Acquisition Stock by the Acquired Company's Shareholders;

          (b) a certified copy of NDMI's articles of incorporation, amended as necessary to authorize issuance of the Acquisition Stock, together with a certificate of NDMI's Secretary, confirming that the Acquisition Stock has been duly issued as required in this Agreement;

          (c) a current Certificate of Good Standing of NDMI, issued by the Secretary of State of the State of Nevada;

          (d) corporate records of NDMI consisting of at least the following: certified copies of NDMI's bylaws, complete minute books and a copy of NDMI's stock transfer ledger;

          (e) an unaudited balance sheet of NDMI dated as of September 30, 1999, prepared by NDMI's accountants in accordance with generally accepted accounting principles consistently applied, certified as accurate and as having been prepared in accordance with generally accepted accounting principles consistently applied by the person or firm who prepared the balance sheet;

          (f) a stock transfer ledger of NDMI, stating the names of all NDMI shareholders, their addresses, their social security or federal tax ID numbers, the number of shares of NDMI owned by each shareholder, the date of acquisition of the shares and information about all transfers of shares of NDMI that have been made since its original incorporation, certified as true, correct, complete and accurate by the Secretary of NDMI or the person responsible for preparing and maintaining such stock transfer ledger;

          (g) certificates of the Secretary and the Vice President or the President of NDMI verifying the accuracy and authenticity of all corporate records, other materials, disclosures, exhibits to this Agreement and/or all other documents and information of NDMI delivered or provided by NDMI at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of NDMI contained herein;

          (h) resignations of all officers and members of the board of directors of NDMI, effective as of or prior to the Closing Date;

          (i) certified copies of resolutions of the board of directors of NDMI authorizing execution and delivery of this Agreement by NDMI and consummation by NDMI of all of the transactions that are contemplated herein;

          (j) evidence that all employees of NDMI who have entered into employment agreements with NDMI prior to the Closing Date have agreed that NDMI may, at its option, as to all or any number of such agreements,
      (i) continue the effectiveness the agreements in accordance with their terms, or (ii) terminate any agreement, while continuing to benefit from all non-competition agreements, in any, contained in such agreements;

          (k) information concerning purchase of the stock of NDMI-Arizona by Jack Horner, and evidence that such transaction has been completed to the reasonable satisfaction of the Acquired Company, and that NDMI has no indemnity obligation or ongoing liability relating to NDMI-Arizona or Jack Horner, other than indemnity obligations or liabilities, if any, that were agreed to by the Acquired Company prior to the Closing Date;

          (l) a legal opinion of NDMI's counsel, addressed to the Acquired Company and NDMI, in form that is mutually agreeable to the Parties and which includes confirmation that NDMI is current in making all SEC and similar filings required by applicable law, and that NDMI is not in violation of any state or federal securities laws, and that, to the best of such counsel's knowledge after inquiry of the officers of NDMI, there is no outstanding or pending litigation against NDMI;

          (m) copies of all contracts, loan agreements, memoranda and other documents or instruments (in an amount of $5,000 or more) to which NDMI is a party or by which it is bound or to which it or any of its assets is subject; and

          (n) copies of all SEC Forms 10QSB and 10KSB (and 8K, if any) filed by NDMI with the SEC, indicating that NDMI is current in making all required SEC filings, and a copy of the SEC Form 14C filed by NDMI in connection with the transactions contemplated in this Agreement, together with all correspondence from the SEC relating to such Form 14C and evidence that the Form 14C has been approved by the SEC.

     2.2 OTHER DOCUMENTS AND INSTRUMENTS. NDMI will also deliver any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquisition Stock in the Acquired Company's Shareholders, on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties will be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and will include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which NDMI is a party or pursuant to which a change in the stock ownership of NDMI is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers will be made by NDMI with a view toward placing the Acquired Company's Shareholders, on or prior to the date of the Closing in actual possession and full and complete ownership of the Acquisition Stock as provided herein.

                                     ARTICLE
                                        3
                     DELIVERIES BY THE ACQUIRED COMPANY AND
                       THE ACQUIRED COMPANY'S SHAREHOLDERS
                                 AT THE CLOSING

     3.1 DELIVERIES BY THE ACQUIRED COMPANY'S SHAREHOLDERS. In addition to all other items required to be delivered by the Acquired Company and the Acquired Company's Shareholders at the Closing under this Agreement, at the Closing (or after, if indicated below) the Acquired Company and the Acquired Company's Shareholders will deliver all of the following items to NDMI:

          (a) all of the Acquired Company's Stock, by delivery to NDMI of one or more share certificates evidencing ownership of all of the Acquired Company's Stock, with each certificated endorsed in blank by the Acquired Company's Shareholder who owns such certificate;

          (b) certified copies of the Acquired Company's articles of incorporation, together with certificates of the Acquired Company's confirming that the Acquired Company's Stock has been duly transferred on the books and records, and in the stock transfer ledgers of the Acquired Company, as required in this Agreement;

          (c) a current Certificate of Good Standing of the Acquired Company, issued by the Secretary of State of the State of Nevada;

          (d) corporate records of the Acquired Company's Shareholders consisting of at least the following: certified copies of the Acquired Company's Shareholders' bylaws, complete minute books and a copy of the Acquired Company's Shareholders' stock transfer ledger;

          (e) an unaudited balance sheet of ASTI dated as of September 30, 1999, prepared by ASTI's accountants in accordance with generally accepted accounting principles consistently applied, certified as accurate and as having been prepared in accordance with generally accepted accounting principles consistently applied by the person or firm who prepared the balance sheet;

          (f) a stock transfer ledger of ASTI, stating the names of all ASTI shareholders, their addresses, their social security or federal tax ID numbers, the number of shares of ASTI owned by each shareholder, the date of acquisition of the shares and information about all transfers of shares of ASTI that have been made since its original incorporation, certified as true, correct, complete and accurate by the Secretary of ASTI or the person responsible for preparing and maintaining such stock transfer ledger;

          (g) a correct statement of the number of issued and outstanding shares of stock of ASTI as of the Closing date;

          (h) copies of resumes of all of the persons who will serve as directors and officers of NDMI after the Closing;

          (i) certificates of the Secretary and the Vice President or the President of the Acquired Company verifying the accuracy and authenticity of all corporate records, other materials, disclosures or documents pertaining to the Acquired Company delivered or provided by the Acquired Company's Shareholders at the Closing, and confirming the accuracy on the Closing Date of all representations and warranties of the Acquired Company's Shareholders and the Acquired Company as contained herein;

          (j) certified copies of resolutions of the board of directors of the Acquired Company authorizing execution and delivery of this Agreement by the Acquired Company and consummation by the Acquired Company of all of the transactions that are contemplated herein;

          (k) evidence reasonably satisfactory to NDMI that, as of or prior to the Closing Date, ASTI owns all of the issued and outstanding stock of Soil Washing Technologies, Inc., a California corporation, and all of the outstanding membership interests of Polymers, Plus, LLC, an Arizona limited liability company;

          (l) a legal opinion of ASTI's counsel, addressed to NDMI, in form that is mutually agreeable to the Parties and which includes confirmation that ASTI is not in violation of any state or federal securities laws, and that, to the best of such counsel's knowledge after inquiry of the officers of ASTI, there is no outstanding or pending litigation against ASTI; and

          (m) copies of all contracts of $5,000 (U.S.) or more, loan agreements, memoranda and other documents or instruments to which the Acquired Company is a party or by which it is bound or to which it or any of its assets is subject.

     3.2  OTHER DOCUMENTS AND INSTRUMENTS. The Acquired Company and the
Acquired Company's Shareholders will also deliver to NDMI any and all such other documents and instruments of conveyance, assignment and transfer, and such other items, as may be reasonably requested or necessary in order to vest good and marketable title to the Acquired Company's Stock in NDMI on or prior to the date of the Closing. All instruments and other documents or instruments exchanged by the Parties will be in form as needed to effectuate the transactions contemplated by this Agreement or to evidence the same, and will include any third party consents to the transactions contemplated herein that may be required by the provisions of any contracts, agreements or obligations to which the Acquired Company is a party or pursuant to which a change in the stock ownership of the Acquired Company is deemed to constitute an assignment or transfer requiring such consent or approval. These additional conveyances and transfers will be made by the Acquired Company with a view toward placing NDMI on, or prior to, the date of the Closing in actual possession and ownership of all of the Acquired Company's Stock as provided herein.

                                     ARTICLE
                                        4
                     REPRESENTATIONS AND WARRANTIES OF NDMI

     4.1 REPRESENTATIONS AND WARRANTIES OF NDMI. NDMI hereby represents and warrants to, and covenants with, ASTI and the Acquired Company's Shareholders that the representations and warranties provided below are true, correct, accurate and complete in any and all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "NDMI Disclosure Schedule"). The NDMI Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

     4.2 ORGANIZATION OF NDMI. NDMI is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Nevada.

     4.3 AUTHORIZATION OF TRANSACTION. NDMI has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

     4.4 ENFORCEABLE OBLIGATION. This Agreement constitutes the valid and legally binding obligation of NDMI, enforceable against NDMI in accordance with this Agreement's terms.

     4.5 NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by NDMI will (i) to NDMI's knowledge, violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or state or federal court to which NDMI or the Acquisition Stock are subject or any provision of the articles of incorporation or bylaws or similar governing rules or documents of NDMI, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation of any state or federal court or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which NDMI is a party or by which it or the Acquisition Stock are bound or to which it or any of the Acquisition Stock is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any of the Acquisition Stock. To its knowledge, NDMI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any state or federal government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except those that will be obtained or made prior to Closing or those which would fail to have a material adverse effect on the ability of NDMI to consummate the transactions contemplated by this Agreement.

     4.6 THE ACQUISITION STOCK. As of the date of Closing, the Acquisition Stock will constitute, in the aggregate, not less than 90% of all of the issued and outstanding common stock of NDMI after the Closing, with the rights, privileges and preferences that are described in NDMI's articles of incorporation. As of the date of Closing the Acquisition Stock will have been duly and validly issued and is and will be nonassessable. The Acquisition Stock will be restricted stock, consistent with the provisions of this Agreement. Title to the Acquisition Stock will be in the name of the Acquired Company's Shareholders in the official records of NDMI and in the records of NDMI's stock transfer agent, if any.

     4.7 LITIGATION. NDMI is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge nor is it a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. NDMI has no actual reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against NDMI in connection with the transactions contemplated in this Agreement.

     4.8 SEC AND BLUE SKY COMPLIANCE. NDMI is in compliance with all requirements of all federal and state securities laws applicable to NDMI.

     4.9 MATERIAL INFORMATION. As of the Closing, no representation or warranty by NDMI, nor any statement or certificate furnished or to be furnished to the Acquired Company's Shareholders pursuant hereto or in connection with the transactions contemplated hereby, nor any filing made by NDMI with the SEC or any state securities regulatory entity or authority contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing NDMI will deliver to the Acquired Company's Shareholders a Disclosure Document (the "NDMI Disclosure Document") that provides the Acquired Company's Shareholders with all material information concerning NDMI and the Acquisition Stock, as required by the Securities and Exchange Commission, and NDMI and the Acquired Company's Shareholders will take all actions and steps that are necessary to cause the Acquired Company's Shareholders' acquisition of the Acquisition Stock to be qualified under applicable rules and regulations of the Securities and Exchange Commission as a private placement of securities and to be similarly qualified under applicable provisions of state laws. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph.

     4.10 DOCUMENTATION. Prior to the Closing NDMI will deliver to the Acquired Company's Shareholders, materially correct, accurate and complete copies of all of the contracts in an amount of $5,000 or more, and agreements and documents that comprise or relate to NDMI or the Acquisition Stock in any way. As to each such contract, agreement, or document (collectively, each "Contract"):

          (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

          (b) to the extent permitted by applicable law, after the Closing, each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

          (c) no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

          (d) no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such is likely to occur or may occur in the future;

          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

          (f) NDMI has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

     4.11 LEGAL COMPLIANCE.

          (a) NDMI has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of NDMI alleging any failure to comply with any such law or regulation.

          (b) NDMI has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

     4.12 RECEIPT OF DISCLOSURE SCHEDULE. Prior to Closing, NDMI received and reviewed a copy of the Acquired Company's Disclosure Schedule described in
Section 5.9 below, had discussions with representatives of the Acquired Company and the Acquired Company's Shareholders, and received from such representatives all such additional documents and information as NDMI requested.

     4.13 RESTRICTED STOCK. NDMI understands that the Acquired Company's Stock will not be registered with the Securities and Exchange Commission, and that transferability of the Acquired Company's Stock will be subject to the provisions and restrictions of state and federal securities laws.

     4.14 REGISTRATION REPRESENTATIONS. NDMI is the sole party in interest agreeing to purchase the Acquired Company's Stock by entering into this Agreement. NDMI is acquiring the Acquired Company's Stock for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated in the previous paragraph, NDMI is aware that as of the date of Closing the Acquired Company's Stock has not been and will not be registered under the 1933 Act.

     4.15 THIRD PARTY CONSENTS. All third parties whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule. The Disclosure Schedule also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

     4.16 DUE DILIGENCE PERIOD. During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), NDMI will be entitled to investigate the Acquired Company, review its files, visit the Acquired Company's business premises and to talk with officers and employees of the Acquired Company and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as NDMI determines is necessary or proper.

     4.17 BULLETIN BOARD COMPANY. NDMI is traded on the OTCBB in accordance with all applicable rules applicable to such exchange. NDMI has approximately 601 shareholders and is in compliance with all federal and state securities laws.

     4.18 FINANCIAL STATEMENTS. NDMI has provided to ASTI balance sheets and income statements of NDMI (the "NDMI Financial Statements"). The NDMI Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and are true and accurate. The NDMI Financial Statements provided in connection with transactions contemplated in this Agreement are true, correct and accurate in all respects. Since the date of the NDMI Financial Statements, there has been no change in the financial condition of NDMI. NDMI has no liabilities (including without limitation tax liabilities), commitments or obligations, contingent or otherwise, that are not shown on the NDMI Financial Statements.

     4.19 CAPITALIZATION. All information relating to the authorized and outstanding shares of stock of NDMI that has been provided by NDMI in connection with transactions contemplated in this Agreement is true, correct and accurate in all respects.

     4.20 PENDING OR THREATENED LITIGATION. There is no pending or, to the best of NDMI's knowledge, threatened litigation against NDMI by any party or person.

                                     ARTICLE
                                        5
                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                              THE ACQUIRED COMPANY

     The Acquired Company represents and warrants to, and covenants with, NDMI, that the representations and warranties provided below are true, correct, accurate and complete in all respects as of the effective date of this Agreement, and that the same will be true, correct, accurate and complete on and as of the date of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout the following), except as may be set forth in the Disclosure Schedule attached hereto (the "Acquired Company's Disclosure Schedule"). The Acquired Company's Disclosure Schedule will be arranged in paragraphs and subparagraphs that correspond to the designation of subparagraphs below.

     5.1 ORGANIZATION OF THE ACQUIRED COMPANY. The Acquired Company is a corporation that is duly organized, validly existing, and in good standing in all material respects under the laws of the State of Nevada. The description of the Acquired Company's Stock that is contained in the ASTI Shareholder List is a true, correct, complete and accurate description. The Acquired Company's Shareholders own 100% of all of the issued and outstanding stock of the Acquired Company's Stock. There are no warrants, options, convertible securities or other interests or rights to acquire the Acquired Company's Stock.

     5.2 AUTHORIZATION OF TRANSACTION. The Acquired Company has full actual and legal corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.

     5.3 ENFORCEABLE OBLIGATION. This Agreement constitutes the valid and legally binding obligation of the Acquired Company, enforceable against it in accordance with this Agreement's terms.

     5.4 NONCONTRAVENTION. Neither the execution and delivery of this Agreement by the Acquired Company, nor the consummation by any of them of the transactions contemplated hereby, will (i) to ASTI's knowledge, violate any statute, law, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Acquired Company or the Acquired Company's Shareholders or the Acquired Company's Stock are subject, or any provision of the articles of incorporation or bylaws or similar governing rules or documents of the Acquired Company, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any governmental rule, law or regulation or under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage or instrument of indebtedness or under any other arrangement to which the Acquired Company or the Acquired Company's Shareholders is a party or by which any of them is bound or to which any of them is subject, (iii) nor result in the imposition of any lien, encumbrance, claim or security interest in, to or affecting any assets of the Acquired Company or the Acquired Company's Stock. No Acquired Company or Acquired Company Shareholder needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     5.5 DOCUMENTATION. Prior to the Closing, the Acquired Company will deliver to NDMI true, correct, accurate and complete copies of all of the contracts, agreements and documents that comprise or relate to the Acquired Company or the Acquired Company's Stock in any way. As to each such contract, agreement, or document (collectively, each "Contract"):

          (a) the Contract is the legal, valid, binding, and enforceable obligation of the parties thereto as of the Closing Date, and is in full force and effect as of the Closing Date;

          (b) to the extent permitted by applicable law, after the Closing, each Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

          (c) no party to the Contract is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of the Contract;

          (d) no party to the Contract has repudiated, breached or anticipatorily breached any provision thereof, nor is there any reason to think that any such is likely to occur or may occur in the future;

          (e) there are no disputes, oral agreements, or forbearance programs in effect as to the Contract; and

          (f) the Acquired Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Contract.

     5.6 LITIGATION. The Acquired Company is not subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge, nor is the Acquired Company a party or threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator that relates in any way, directly or indirectly, to the transactions contemplated in this Agreement. The Acquired Company has no reason to believe that any charge, complaint, action, suit, proceeding, hearing, or investigation will or may be brought or threatened against the Acquired Company in connection with any of the transactions contemplated in this Agreement.

     5.7  LEGAL COMPLIANCE.

          (a) The Acquired Company has complied with all laws (including rules and regulations thereunder) of federal, state and local governments
     (and all agencies thereof), and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Acquired Company alleging any failure to comply with any such law or regulation.

          (b) The Acquired Company has complied in all material respects with all applicable laws (including rules and regulations thereunder) relating to the employment of labor, employee civil rights, and equal employment opportunities.

     5.8 MATERIAL INFORMATION. As of the Closing, no representation or warranty made by the Acquired Company, nor any statement or certificate furnished or to be furnished to any person or Party pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the representation, warranty, statement or certificate not misleading. At or prior to the Closing the Acquired Company will deliver to NDMI a Disclosure Document (the "Acquired Company's Disclosure Document") that provides NDMI with all material information concerning the Acquired Company. The Parties will cooperate with each other in signing documents and forms to be filed with federal and state regulatory agencies to accomplish the results contemplated in this paragraph.

     5.9 RECEIPT OF DISCLOSURE SCHEDULE. Prior to making the decision to acquire the Acquisition Stock as provided herein, the Acquired Company and the Acquired Company's Shareholders received and reviewed a copy of the Disclosure Schedule described in Section 4.9, had discussions with representatives of NDMI and received from such representatives such additional documents and information as the Acquired Company's Shareholder requested. Each of the Acquired Company's Shareholders acknowledges that he or she is sophisticated and experienced in matters relating to NDMI and its planned business activities as described in the Disclosure Schedule.

     5.10 RESTRICTED STOCK. Each of the Acquired Company's Shareholders understands that the Acquisition Stock will be restricted stock, not registered with the Securities and Exchange Commission. Unless and until the Acquisition Stock is registered under the Securities Exchange Act of 1934, no Acquired Company's Shareholder will be entitled to transfer all or any share of the Acquisition Stock unless the Acquired Company's Shareholder first provides NDMI with an acceptable opinion of counsel that the proposed transfer will not violate any applicable law, rule or regulation or any provision of this Agreement. NDMI will be entitled to place a restrictive legend on all certificates evidencing ownership of the Acquisition Stock that provides notice of the provisions of this paragraph and other applicable provisions of this Agreement. Unless otherwise provided in this Agreement, each of the Acquired Company's Shareholders will be prohibited from trading the Acquisition Stock for a period of two years after the date of the Closing.

     5.11 REGISTRATION REPRESENTATIONS. Each of the Acquired Company's Shareholders is the sole party in interest agreeing to purchase the Acquisition Stock by entering into this Agreement. The Acquired Company's Shareholders are acquiring the Acquisition Stock for the Acquired Company's Shareholders' own account, for investment purposes only and not with a view to the resale or other distribution thereof, in whole or in part. As stated above, the Acquired Company's Shareholders is aware that as of the date of Closing the Acquisition Stock has not been and will not be registered under the 1933 Act and that NDMI provides no assurance that the Acquisition Stock will ever be registered under such act. Each of the Acquired Company's Shareholders is willing and able and agrees to bear the economic risk of investment in the Acquisition Stock for an indefinite period of time, and each is capable of bearing that risk. Each of the Acquired Company's Shareholders is knowledgeable with respect to the financial, tax and business aspects of ownership of the Acquisition Stock and of the business operations conducted by NDMI, or the Acquired Company has been represented by a person with such knowledge and expertise in connection with acquisition of the Acquisition Stock.

     5.12 THIRD PARTY CONSENTS. All third parties, if any, whose consent to the transactions contemplated in this Agreement are listed in the Disclosure Schedule. The Disclosure Schedule also indicates the contract, agreement, permit or other relationship to the third party that gives rise to the need for the third party's consent.

     5.13 DUE DILIGENCE PERIOD. During the time period from the effective date of this Agreement until the Closing date (the "Due Diligence Period"), the Acquired Company's Shareholders will be entitled to investigate NDMI, review its files, to visit NDMI's business premises and to talk with officers and employees of NDMI and to meet with any and all other third parties, public and private, and to perform such other due diligence reviews and investigations pertaining to the transactions contemplated in this Agreement as any Acquired Company's Shareholder determines is necessary or proper. The Acquired Company's Shareholders have received the financial statements of NDMI dated September 30, 1999.

     5.14 FINANCIAL STATEMENTS. ASTI has provided to NDMI balance sheets and income statements of ASTI (the "ASTI Financial Statements"). The ASTI Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and are true and accurate. The ASTI Financial Statements provided in connection with transactions contemplated in this Agreement are true, correct and accurate in all respects. Since the date of the ASTI Financial Statements, there has been no change in the financial condition of ASTI. ASTI has no liabilities, commitments or obligations, contingent or otherwise, that are not shown on the ASTI Financial Statements.

                                     ARTICLE
                                        6
                              CONDITIONS PRECEDENT

     6.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF NDMI. The following are conditions precedent to the obligation of NDMI to sell and convey the Acquisition Stock to the Acquired Company's Shareholders and to receive an assignment of the Acquired Company's Stock at the Closing. Any condition listed below may be waived by NDMI at or prior to the Closing Date.

          (a) Delivery to NDMI of all information and materials required to be delivered under any provision of this Agreement;

          (b)  Receipt of all necessary third party consents;

          (c) Performance by each Acquired Company Shareholder of all of his or her or its obligations under this Agreement that are required to be performed prior to Closing;

          (d) True and correct representations and warranties by the Acquired Company and the Acquired Company's Shareholders in connection with this Agreement; and

          (e) Discovery of no materially adverse information at or prior to the Closing concerning the Acquired Company.

     6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY'S SHAREHOLDERS. The following are conditions precedent to the obligations of Acquired Company's Shareholders to sell and transfer the Acquired Company Stock to NDMI, and to acquire the Acquisition Stock from NDMI, at the Closing. Any condition listed below may be waived by the Acquired Company's Shareholders at or prior to the Closing.

          (a) Delivery to the Acquired Company's Shareholders of all information and materials required to be delivered by NDMI under any provision of this Agreement;

          (b)  Receipt of all necessary third party consents;

          (c) Performance by NDMI of all of its obligations under this Agreement that are required to be performed prior to Closing;

          (d) Receipt of evidence of satisfactory completion of the transactions involving the Acquired Company Shareholders as described herein; and

          (e) Discovery of no materially adverse information at or prior to the Closing concerning NDMI.

     6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties contained in this Agreement will survive the Closing and will continue to be the obligations of the Parties for a period of two years after the date of the Closing.

                                     ARTICLE
                                        7
                               GENERAL PROVISIONS

     7.1 COSTS AND FEES. If any Party breaches any term of this Agreement, the breaching Party agrees to pay the non-breaching Party all reasonable attorneys' fees, expert witness fees, investigation costs, costs of tests and analysis, travel and accommodation expenses, deposition and trial transcript costs, court costs and other costs and expenses incurred by the non-breaching Party in enforcing this Agreement or preparing for legal or other proceedings, at the trial or appellate level, whether or not such proceedings are instituted. If any legal or other proceedings are instituted, the Party prevailing in any such proceeding will be paid all of the aforementioned costs, expenses and fees by the other Party, and if any judgment is secured by such prevailing Party, all such costs, expenses, and fees will be included in such judgment, attorneys' fees to be set by the court and not by the jury. References in this paragraph to "legal proceedings" refer to litigation as well as arbitration proceedings and any other similar or related proceedings.

     7.2 WAIVER. No delay by a Party in exercising any right or remedy will constitute a waiver of a Party's rights under this Agreement, and no waiver by any Party of the breach of any covenant of this Agreement by the other will be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     7.3 INDEMNIFICATION. Each Party (the "Indemnifying Party") will protect, indemnify and hold harmless the other Party and its directors, officers, employees, agents, affiliates and representatives (each an "Indemnified Party") against any and all costs, expenses, damages (whether such damages are general, special, consequential, limited, direct or indirect or incidental), liabilities or losses, including attorneys' fees, caused by, for or on account of the Indemnifying Party's negligence, gross negligence or willful misconduct or failure to perform its obligations under this Agreement or the negligence, gross negligence or willful misconduct of the Indemnifying Party's directors, officers, employees, agents affiliates or representatives.

          (a) If an Indemnified Party intends to seek indemnification under this paragraph from any Indemnifying Party with respect to any action or claim, the Indemnified Party will give the Indemnifying Party notice of such claim or action upon the receipt of actual knowledge or information by the Indemnified Party of any possible claim or of the commencement of such claim or action, which period will in no event be later than the earlier of (i) fifteen business days prior to the last day of responding to such claim or action or (ii) one half of the period allowed for responding to such claim or action or, if no time period for responding exists, as soon as reasonably possible. The Indemnifying Party will have no liability under this paragraph for any claim or action for which such notice is not provided, unless the failure to give such notice does not prejudice the Indemnifying Party.

          (b) The Indemnifying Party will have the right to assume the defense of any such claim or action, at its sole cost and expense, with counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnified Party: provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party will have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying party, the Indemnified Party will have the right to select separate counsel, at the Indemnifying Party's expense, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

          (c) Should any Indemnified Party be entitled to indemnification under this Section as a result of a claim by a third party, and should the Indemnifying Party fail to assume the defense of such claim or action, the Indemnified Party may, at the expense of the Indemnifying Party, contest or, (with the prior consent of the Indemnifying Party, which consent will not be unreasonably withheld) settle such claim or action. Except to the extent expressly provided herein, no Indemnified Party will settle any claim or action with respect to which it has sought or intends to seek indemnification pursuant to this Section without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

          (d) If an Indemnifying Party is obligated to indemnify and hold any Indemnified Party harmless under this Agreement, the amount owing to the Indemnified Party will be the amount of such Indemnified Party's actual out-of-pocket loss, net of any insurance or other recovery.

          (e) The duty to indemnify under this Agreement will continue in full force and effect for a period of two years with respect to any loss, liability, damage or other expense based on facts or conditions which occurred prior to such termination.

     7.4 NOTICES. No notice, consent, approval or other communication provided for herein or given in connection herewith will be validly given, made, delivered or served unless it is in writing and delivered personally, sent by overnight courier, or sent by registered or certified United States mail, postage prepaid, with return receipt requested, to the addresses for each Party set forth below. Any Party hereto may from time to time change its address by notice to the other Parties given in the manner provided herein. Notices, consents, approvals, and communications by mail will be deemed delivered upon the earlier of forty-eight (48) hours after deposit in the United States mail in the manner provided above or upon delivery to the respective addresses set forth above if delivered personally or sent by overnight courier. Addresses of the Parties are the following:

              To NDMI:

                           New Directions Manufacturing, Inc.
                           2940 W. Willetta
                           Phoenix, Arizona  85009
                           Telephone: (602) 352-1165
                           Fax: (602) 352-1505

              To the Acquired Company and the Acquired Company's Shareholders:

                           American Soil Technologies, Inc.
                           215 North Marengo Avenue, Suite 110
                           Pasadena, California  91101
                           Telephone: 626-793-2435
                           Fax 626-568-1629

     7.5 INTERPRETATION AND TIME. The captions of the paragraphs of this Agreement are for convenience only and will not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the Parties and, accordingly, will not be construed for or against any Party regardless of which Party drafted this Agreement or any portion thereof. Time is of the essence under this Agreement.

     7.6 SUCCESSORS AND ASSIGNS. All of the provisions hereof will inure to the benefit of and be binding upon the successors and assigns of the Parties.

     7.7 NO PARTNERSHIP. This Agreement is not intended to, and nothing contained in this Agreement will, create any partnership, joint venture or other similar arrangement between the Parties.

     7.8 FURTHER DOCUMENTS. Each of the Parties will execute and deliver all such other and additional documents and perform all such acts, in addition to execution and delivery of this Agreement and performance of the Party's obligations hereunder, as are reasonably required from time to time in order to carry out the purposes, matters and transactions that are contemplated in this Agreement.

     7.9 INCORPORATION OF EXHIBITS. All exhibits attached to this Agreement are by this reference incorporated herein.

     7.10 GOVERNING LAW. This Agreement will be governed by the laws of the State of Nevada, without giving effect to the conflict of law provisions or principles of the State of Nevada.

     7.11 DATE OF PERFORMANCE. If the date of performance of any obligation or the last day of any time period provided for herein should fall on a Saturday, Sunday or legal holiday, then said obligation will be due and owing, and said time period will expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday. Except as may otherwise be set forth herein, any performance provided for herein will be timely made if completed no later than 5:00 p.m., Scottsdale, Arizona time, on the day of performance.

     7.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts. This Agreement may be signed by original signatures or by fax signatures. Any set of counterparts of this Agreement, whether faxed or originals or both, showing signatures by all Parties, taken together, will constitute a single copy of this Agreement.

     7.13 RESOLUTION OF DISPUTES. In the event of any dispute between the Parties as to their rights and obligations under this Agreement, including, but not limited to, any question as to whether or not a Party has performed its obligations fully or remedied an alleged breach, and any and all other disputes arising under this Agreement, will be resolved as follows.

          (a) The Parties will submit their dispute to at least four (4) hours of mediation in accordance with the mediation procedures of American Arbitration Association ("AAA").

          (b) In the event the dispute does not then settle within 15 calendar days after the first mediation session, the Parties agree to submit the dispute to binding arbitration in accordance with the arbitration procedures of the AAA except as modified in this Agreement. The arbitration hearing will be conducted no later than 45 calendar days after the first mediation session.

          (c) The arbitrator or arbitrators conducting the arbitration hearing will render the arbitration decision in writing, which writing will explain the reasoning and bases for the decision.

          (d) The Parties agree to share equally the costs of mediation. However, if the dispute is settled through arbitration, the prevailing Party will be entitled to recover all costs incurred, including reasonable attorneys' fees, to enforce its rights hereunder, in addition to any damages recovered, as provided in "Costs and Fees" above.

     7.14 SEVERABILITY. If any term or provision of this Agreement will, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will not be affected thereby, and each term and provision of this Agreement will be valid and be enforceable to the fullest extent permitted by law.

     7.15 ASSIGNMENT. No Party will assign this Agreement, nor any interest arising herein, without the written consent of the other Parties.

     7.16 RECITALS. The recitals set forth above are a part of this Agreement.

     7.17 JURISDICTION AND VENUE. Venue for and jurisdiction over any legal proceedings available to the Parties hereunder will lie in the appropriate courts of the State of Arizona, located in Phoenix, Arizona.

          IN WITNESS WHEREOF, the Parties hereto have hereunder affixed their signatures on the dates set forth below to be effective as of the date first set forth above.

                                    NEW DIRECTIONS MANUFACTURING, INC.,
                                    a Nevada corporation,

Date:    11/24/1999                 By:  /s/ Sean F. Lee
     ----------------                   ------------------------------------
                                    Name:    Sean F. Lee
                                         -----------------------------------
                                    Its:  President
                                         -----------------------------------

                                    AMERICAN SOIL TECHNOLOGIES, INC., a Nevada corporation,

Date:    11/24/1999                 By:  /s/ Neil C. Kitchen
     ---------------                    ------------------------------------
                                    Name:  Neil C. Kitchen
                                         -----------------------------------
                                    Its:  President/CEO
                                         -----------------------------------

                                     ANNEX B

                       WRITTEN CONSENT OF THE HOLDERS OF A

                         MAJORITY OF THE COMMON STOCK OF

                       NEW DIRECTIONS MANUFACTURING, INC.

                       ACTION BY MAJORITY WRITTEN CONSENT
                             OF THE SHAREHOLDERS OF
                       NEW DIRECTIONS MANUFACTURING, INC.
                              A NEVADA CORPORATION

     The undersigned, holders of a majority of the issued and outstanding shares of NEW DIRECTIONS MANUFACTURING, INC., a Nevada corporation (the "Corporation"), in accordance with Section 78.115 Nevada Revised Statutes, without the formality of convening a meeting, do hereby consent to and adopt the following resolution:

AUTHORIZATION OF EXCHANGE WITH AMERICAN SOIL TECHNOLOGIES, INC.

     WHEREAS, in light of the significant deterioration of the Corporation's stock market valuation, the need for a substantial cash infusion, and the expense of being a public company, the Board of Directors have presented to the Shareholders an opportunity for the Corporation to provide its Public Stockholders a better opportunity to receive a fair price for their Shares, acquire 100% ownership of American Soil Technology, Inc. and to terminate the status of the Corporation as a company with publicly traded equity (the "Exchange").

     WHEREAS, the Shareholders have reviewed and approved the draft Stock Exchange Agreement and Stock Issuance Agreement which will govern the Exchange.

     WHEREAS, the Shareholders have met with representatives of ASTI and reviewed due diligence material on ASTI.

     WHEREAS, the Shareholders have deemed it to be in the best interests of the Corporation to enter into an acquisition by and stock exchange of the Corporation. In this transaction, the Corporation will acquire all of the outstanding shares of American Soil Technologies, Inc., spin off its operating subsidiary, New Directions Manufacturing, Inc., an Arizona corporation ("New Directions-Arizona"), and change its name to American Soil Technologies, Inc. After a 15 for 1 reverse stock split, the Corporation's shareholders may exchange their stock of the Corporation for shares of common stock of American Soil Technologies, Inc.

     NOW, THEREFORE, IT IS HEREBY RESOLVED, that either the Chief Executive Officer, President, Chief Financial Officer, Vice President, and/or Secretary of the Corporation, acting alone or together, each are hereby authorized to execute and deliver, for and on behalf of the Company, the Stock Exchange Agreement and Stock Issuance Agreement, with such changes as the officers authorized to execute the documents may approve, together with and including, without limitation, any and all agreements, instruments, and documents, and amendments thereto (collectively, the "Documents") as they may deem necessary or appropriate to consummate the transactions contemplated therein.

     RESOLVED FURTHER, that the Corporation is authorized to perform the actions required to be taken by the Documents executed and delivered in accordance with these resolutions.

FURTHER ACTION

     RESOLVED, that the officers of the Company specified above are authorized to take such further action as they may deem necessary or appropriate to carry out the purpose and intent of the foregoing resolution.

     The undersigned, constituting a majority of the Shareholders of the Corporation, by affixing their signature below do hereby approve each of the resolutions set forth above.

     IN WITNESS WHEREOF, the undersigned Shareholders, constituting a majority of the Shareholders of the Corporation, have executed this Majority Written Consent in Lieu of Meeting as of the 8th day of October, 1999.

 /s/  SEAN F. LEE                                1,410,000
----------------------------------          ---------------------------
SEAN F. LEE                                       NUMBER OF SHARES OWNED

 /s/ JACK HORNER, JR.                            510,000
----------------------------------          ---------------------------
JACK HORNER, JR.                                  NUMBER OF SHARES OWNED

 /s/ DONALD A. METKE.                            461,000
----------------------------------          ---------------------------
DONALD A. METKE.                                  NUMBER OF SHARES OWNED

 /s/ MICHAEL D. DUNN                             50,000
----------------------------------          ---------------------------
MICHAEL D. DUNN                                   NUMBER OF SHARES OWNED

 /s/ EARL T. SHANNON                             459,444
----------------------------------          ---------------------------
EARL T. SHANNON, ATTORNEY-IN-FACT FOR             NUMBER OF SHARES OWNED
RONALD W. TUPPER, TTEE OF THE
WINTHROP TRUST

 /s/ SAM PERONE                                  250,000
----------------------------------          ---------------------------
SAM PERONE                                        NUMBER OF SHARES OWNED

 /s/ EARL T. SHANNON                             40,000
----------------------------------          ---------------------------
EARL T. SHANNON, AN INDIVIDUAL                    NUMBER OF SHARES OWNED

                TOTAL SHARES                     3,180,444    (64%)
                                            ----------------------------

                                     B-2